UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023 (June 9, 2023)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

000-19034	13-3444607
(Commission File Number)	(I.R.S. Employer Identification No.)

777 Old Saw Mill River Road, Tarrytown, New York	10591-6707
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 847-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – par value $0.001 per share	REGN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 9, 2023, the Board of Directors (the “Board”) of Regeneron Pharmaceuticals, Inc. (“Regeneron” or the “Company”), based upon the recommendation of the Corporate Governance and Compliance Committee of the Board, approved an amendment (the “Amendment”) to Regeneron’s Amended and Restated By-Laws required in connection with the implementation of the previously adopted Board leadership succession plan, as disclosed in the Company’s Current Report on Form 8-K filed April 17, 2023 and the Company’s definitive proxy statement on Schedule 14A (under “Board Governance—Board Leadership Structure—Expected Future Board Leadership Structure”) filed April 21, 2023 (the “Proxy Statement”). The Amendment provides that the Board from time to time may elect two persons to serve as Co-Chairs of the Board and that, if there are Co-Chairs, either Co-Chair may exercise the full powers and authorities of the office.

The foregoing summary of the Amendment is qualified in its entirety by the full text of the Amendment, which is attached as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the 2023 Annual Meeting of Shareholders of the Company held on June 9, 2023, Regeneron’s shareholders voted on the matters set forth below.

Proposal 1 – Election of Directors

The following nominees for Class II directors were elected to serve until the 2026 Annual Meeting of Shareholders and until their successors are duly elected and qualified based upon the following votes:

Nominee	For	Against	Abstain	Broker Non-Votes
Joseph L. Goldstein, M.D.	78,930,855	33,390,357	196,082	4,209,777
Christine A. Poon	84,515,116	27,751,062	251,116	4,209,777
Craig B. Thompson, M.D.	111,784,253	644,879	88,162	4,209,777
Huda Y. Zoghbi, M.D.	108,341,947	4,126,763	48,584	4,209,777

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, was approved based upon the following votes:

For:	112,392,480
Against:	4,290,618
Abstain:	43,973

Proposal 3 – Advisory Vote on Executive Compensation

The resolution to approve, on an advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement was approved based on the following votes:

For:	97,786,842
Against:	14,490,406
Abstain:	240,046
Broker Non-Votes:	4,209,777

Proposal 4 – Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation

One year was selected by a majority of the votes cast on the advisory proposal on the frequency of future advisory votes on executive compensation based upon the following votes:

One Year:	111,204,155
Two Years:	56,571
Three Years:	1,192,972
Abstain:	63,596
Broker Non-Votes:	4,209,777

Proposal 5 – Non-binding Shareholder Proposal Requesting Report on a Process by which Access to Medicine is Considered in Matters Related to Protecting Intellectual Property

The non-binding shareholder proposal requesting report on a process by which access to medicine is considered in matters related to protecting intellectual property was not approved based upon the following votes:

For:	10,554,422
Against:	101,359,081
Abstain:	603,791
Broker Non-Votes:	4,209,777

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.2	Amendment to the Amended and Restated By-Laws effective June 9, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.

/s/ Joseph J. LaRosa
Joseph J. LaRosa
Executive Vice President, General Counsel and Secretary

Date: June 14, 2023